                                   EXHIBIT 21

                              LIST OF SUBSIDIARIES



Name                                      State of Organization                         Percentage Owned
----                                      ---------------------                         ----------------
Odd-Job Holdings, Inc.                    Delaware                                      100%

Odd-Job Acquisition Corp.                 Delaware                                      100% (1)

ZS Peddlers Mart, Inc.                    Delaware                                      100% (2)

Odd Job Trading Corp.                     New York                                      100% (2)

HIA Trading Associates                    New York                                      100% (3)

VCM, Ltd.                                 Ohio                                          50%



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(1)    Wholly-owned subsidiary of Odd-Job Holdings, Inc.
(2)    Wholly-owned subsidiary of Odd-Job Acquisition Corp.
(3)    General Partnership with Odd-Job Acquisition Corp.
                and Odd Job Trading Corp. as partners.